Exhibit 32.1

               Section 1350 Certification

     In connection with the annual report of China Renewable Energy Holdings, Inc. (the "Company") on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2007 as filed with the Securities and Exchange Commission (the "Report"), I, Allen Huie, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. SS. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1.   The Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


October X, 2008                /s/ Allen Huie
                              ---------------------------------
                              Allen Huie, Chief Executive
                              Officer, principal financial and
                              accounting officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.